UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report : March 25, 2004

(Date of Earliest Event Reported)

PENN VIRGINIA RESOURCE PARTNERS, L.P.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16735	23-3087517
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

Three Radnor Corporate Center, Suite 230 100 Matsonford Road Radnor, Pennsylvania 19087	(610) 687-8900
(Address of principal executive offices, including zip code)	(Registrant’s telephone number, including area code)

ITEM 5.	Other Events.

On March 25, 2004, Penn Virginia Resource Partners, L.P. (the “Partnership”) entered into an Underwriting Agreement between the Partnership, Penn Virginia Resource GP, LLC, Penn Virginia Operating Co., LLC, Peabody Energy Corporation, Peabody Natural Resources Company (the “Selling Unitholder”) and Lehman Brothers Inc. (the “Underwriter”), pursuant to which the Selling Unitholder will sell 500,000 common units representing limited partners interests in the Partnership pursuant to an effective shelf registration statement on Form S-3 (Registration No. 333-106239), as amended and supplemented by the prospectus supplement dated March 25, 2004. The Selling Unitholder also granted the Underwriter a 30-day option to purchase up to an additional 75,000 common units. The press release relating to the pricing of the 500,000 common units is filed as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
Exhibit 1.1	Underwriting Agreement, dated as of March 25, 2004, among Penn Virginia Resource GP, LLC, Penn Virginia Resource Partners, L.P., Penn Virginia Operating Co., LLC, Peabody Energy Corporation, Peabody Natural Resources Company and Lehman Brothers Inc.

Exhibit 99.1	Press Release of Penn Virginia Resource Partners, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Penn Virginia Resource Partners, L.P.

By:	Penn Virginia Resource GP, LLC, its General Partner

By:	/s/ Nancy M. Snyder
Nancy M. Snyder
Vice President

Date: March 26, 2004

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 1.1	Underwriting Agreement, dated as of March 25, 2004, among Penn Virginia Resource GP, LLC, Penn Virginia Resource Partners, L.P., Penn Virginia Operating Co., LLC, Peabody Energy Corporation, Peabody Natural Resources Company and Lehman Brothers Inc.

Exhibit 99.1	Press Release of Penn Virginia Resource Partners, L.P.